UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culbreth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.

Entry into a Material Definitive Agreement.

On December 2, 2010, the Registrant, RCI Solar, Inc., and Melvin K. Dick rescinded that certain Plan and Agreement of Triangular Merger Between Global Earth Energy, Inc., Global Earth Energy Acquisition Company and 688239 B.C. Ltd. effective on May 10, 2010.  Although the agreement was dated November 15, 2010, it was not executed by the parties until December 2, 2010.  The rescission agreement dated December 2, 2010, was reported in a current report on Form 8-K filed with the SEC on December 3, 2011.

On March 18, 2011, the Registrant, RCI Solar, Inc., and Melvin K. Dick amended the rescission agreement dated December 2, 2010.

Paragraphs 1 and 2 of the rescission agreement dated December 2, 2010, were amended to read as follows:

1.

Rescission of the Plan of Merger.  Due to the difficulties of completing an audit of the Subsidiary, the parties to the Plan of Merger desire to rescind the Plan of Merger (the “Rescission”).  As a result of the Rescission, Global Earth has transferred to Melvin Dick all of Global Earth’s interest in the 5,000 shares of the Class A Common Stock of 688239 B.C. which Melvin Dick previosuly agreed to deliver to Global Earth.  Melvin Dick shall be permitted to retain 10,000,000 shares of the Global Earth Common Stock which he received in connection with the Plan of Merger.  The remaining 55,000,000 shares of the Global Earth Common Stock received by Melvin Dick shall be surrended to the Global Earth and shall be cancelled.  The 10,000,000 shares of the Global Earth Common Stock retained by Melvin Dick shall be delivered to Norman T. Reynolds, Esq., the attorney for Global Earth, who will hold the shares in escrow.  Melivn Dick shall be permitted to sell 500,000 to 1,000,000 shares each month depending how the stock is trading, after complying with the provisions of Rule 144 promulgated unde the Securities Act of 1933, as amended.

2.

Adjustment upon Subdivision or Combination of the Global Earth Common Stock.  If Global Earth at any time after the date hereof subdivides (by any share split, share dividend, recapitalization or otherwise) its outstanding Global Earth Common Stock into a greater number of shares, the shares of the 10,000,000 shares of the Global Earth Common Stock, or any lesser amount of such 10,000,000 shares of the Global Earth Common Stock held by Mel Dick immediately prior to such subdivision will be proportionately reduced.  If Global Earth at any time combines (by combination, reverse share split or otherwise) its outstanding Global Earth Common Stock into a smaller number of shares, the shares of the 10,000,000 shares of the Global Earth Common Stock, or any lesser amount of such 10,000,000 shares of the Global Earth Common Stock held by Mel Dick immediately prior to such combination will be proportionately increased.  Notwithstanding anything herein contained to the contrary, the provisions of this paragraph shall only apply to the 10,000,000 shares of the Global Earth Common Stock held by Mel Dick, pursuant to the terms of this Agreement.  If Mel Dick subsequently acquires additional shares of the Global Earth Common Stock by purchase, gift, or otherwise, other than pursuant to this paragraph, such additional shares shall not be covered by this paragraph of this Agreement.

No further material changes were made to the rescission agreement dated December 2, 2010.

Copies of the Amended Rescission of Plan and Agreement of Triangular Merger Between Global Earth Energy, Inc. and RCI Solar, Inc. dated March 18, 2011, and a press release issued on March 21, 2011, are attached to this Current Report as exhibits.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibits
10.1

Amended Rescission of Plan and Agreement of Triangular Merger Between Global Earth Energy, Inc. and RCI Solar, Inc., executed on March 18, 2011, between Global Earth Energy, Inc., RCI Solar, Inc., and Melvin K. Dick.

99.1

Press release issued on March 21, 2011, with respect to the Amended Rescission of Plan and Agreement of Triangular Merger Between Global Earth Energy, Inc. and RCI Solar, Inc., executed on March 18, 2011, between Global Earth Energy, Inc., RCI Solar, Inc., and Melvin K. Dick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

3